November 2019

PARTICIPANT AGREEMENT
VANECK VECTORS ETF TRUST
This Participant Agreement (this “Agreement”) is entered into between Van Eck Securities Corporation (the “Distributor”), ________________________ (the “Participant”) and State Street Bank and Trust Company (the “Transfer Agent”). The Transfer Agent serves as the transfer agent of the VanEck Vectors ETF Trust (the “Trust”) and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”). The Distributor, the Transfer Agent and the Participant acknowledge and agree that the Trust shall be a third-party beneficiary of the Agreement and shall receive the benefits contemplated by the Agreement to the extent specified herein. The Distributor has been retained to provide certain services with respect to acting as principal underwriter of the Trust in connection with the creation and distribution of shares of beneficial interest (“Shares” or “Trust Shares”) of each series of the Trust (each a “Fund”) set forth on Schedule I attached hereto (as may be amended from time to time). As specified in the Trust’s Prospectus and Statement of Additional Information incorporated therein (together, the “Prospectus”) included as part of its Registration Statement as amended on Form N-1A, Trust Shares may be created or redeemed only in aggregations of Shares as identified in the Prospectus for each Fund, referred to therein and herein as a “Creation Unit.” Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.
This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units, as applicable, (i) through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (“Fed Book Entry System”) or (ii) either (a) through the Continuous Net Settlement (“CNS”) clearing processes of NSCC as such processes have been enhanced to effect creations and redemptions of Creation Units, such processes being referred to herein as the “Trust’s Clearing Process,” or (b) outside the Trust’s Clearing Process (i.e., through the facilities of the Depository Trust Company (“DTC”)). The parties hereto in consideration of the premises and of the agreements contained herein agree as follows:
1.STATUS OF PARTICIPANT. The Participant hereby represents, covenants and warrants that (i) with respect to orders for the creation or redemption of Creation Units by means of the Fed Book Entry System and DTC, it is eligible to utilize the Fed Book Entry System and is a Participant in DTC (as defined in the Trust’s Prospectus, a “DTC Participant”); or (ii) with respect to (a) orders for the creation or redemption of Creation Units by means of the Trust’s Clearing Process, it is a member of NSCC and a participant in the CNS System of NSCC (as defined in the Trust’s Prospectus, a “Participating Party”); and (b) orders for the creation or redemption of Creation Units outside the Trust’s Clearing Process, it is a DTC Participant. The Participant may place orders for the creation or redemption of Creation Units, subject to the procedures for creation and redemption referred to in Sections 2 and 3 of this Agreement and the procedures described in Attachment A hereto, through, as applicable, (i) the Fed Book Entry System and/or DTC or Euroclear; or (ii) either the Trust’s Clearing Process or outside the Trust’s Clearing Process. Any change in the foregoing status of the Participant shall terminate this Agreement, and the Participant shall give prompt notice to the Distributor and the Transfer Agent of such change. Transfers of securities settling through Euroclear or other foreign depositories may require Participant access to such facilities.
The Participant further represents that it is a broker-dealer registered with the Securities and Exchange Commission (the “SEC”) and a member of the Financial Industry Regulatory Authority (“FINRA”) or is exempt from or otherwise not required to be licensed as a broker-dealer or a member of FINRA. The Participant is qualified to act as a broker or dealer, or is otherwise exempt from such registration or license, as required according to all applicable laws of the states or other jurisdictions in which the Participant transacts

November 2019

business. The Participant is a qualified institutional buyer as defined in Rule 144A under the U.S. Securities Act of 1933, as amended. The Participant agrees to conform to the NASD Conduct Rules (or to comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded or are otherwise replaced by FINRA Conduct Rules) if it is a member of FINRA and the securities laws of any jurisdiction to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to the Shares.
2.    EXECUTION OF ORDERS. All orders for the creation or redemption of Creation Units shall be handled in accordance with the terms of the Trust’s Prospectus, and the procedures described in Attachment A to this Agreement. In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. The Trust reserves the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units, and the Participant, the Distributor and the Transfer Agent agree to comply with such procedures as may be issued from time to time as described in the Prospectus, upon reasonable notice thereof.
3.    NSCC. Solely with respect to orders for the creation or redemption of Creation Units through the Trust’s Clearing Process, the Participant as a Participating Party hereby authorizes the Transfer Agent to transmit to NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the creation and redemption of Creation Units consistent with the instructions issued by the Participant to the Trust telephone representative identified in Attachment A hereto (the “Trust Representative”). The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.
With respect to any order for the redemption of Creation Units, the Participant acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) to use commercially reasonable efforts to return to the Trust any dividend, distribution or other corporate action paid or credited to the Participant or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Fund. With respect to any orders for the redemption of Creation Units, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) that the Trust is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action that is scheduled to be paid or credited or has been paid or credited to the Participant or to the party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any order for the creation of Creation Units, the Trust acknowledges and agrees to return to the Participant or any party for which it is acting any dividend, distribution or other corporate action paid or credited to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or any party for which it is acting.
4.    CREATION AND REDEMPTION PROCESS. If creations and redemptions pursuant to this Agreement are on an in-kind basis, the Participant understands and acknowledges that the Transfer Agent will not effect a creation or redemption (issuing a Creation Unit Aggregation of Shares in the case of a creation, transferring Deposit Securities in the case of a redemption) until it has received confirmation of receipt of the Participant’s incoming security transfer through the (i) Fed Book Entry System, Euroclear or DTC in the case of a creation, and through Euroclear or DTC in the case of a redemption; or (ii) NSCC or DTC.

November 2019

5.    DEPOSIT SECURITIES. The Participant understands that the number and names of the designated portfolio of Deposit Securities (when applicable) and relevant cash amounts to purchase a Creation Unit (i.e., a “Portfolio Deposit”) for each Fund will be made available each day that the applicable exchange is open for trading through the facilities of the NSCC. The Participant will not be responsible for errors in the information relating to the Deposit Securities to be included in the current Portfolio Deposit to be transmitted through the facilities of the NSCC in connection with creation or redemption transactions that are caused by the Trust, the Distributor or the Transfer Agent.
6.    ROLE OF PARTICIPANT. The Participant acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor and shall have no authority in any matter or in any respect to act as agent of the Distributor, the Transfer Agent or the Trust.
(a)    The Participant, as a DTC Participant, agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.
(b)    The Participant agrees (i) subject to any privacy obligations or other obligations arising under the federal or state securities laws it may have to its customers, to assist the Distributor in ascertaining certain information regarding sales of Trust Shares made by or through Participant upon the request of the Trust or the Distributor necessary for the Funds to comply with their obligations to distribute information to their shareholders as may be required from time to time under applicable state or federal securities laws, (ii) to deliver Prospectuses if such delivery is required by applicable law; and (iii) at the request of the Distributor, to deliver proxy material, annual and other reports of the Funds or other similar information that the Funds are obligated to deliver to their shareholders to the Participant’s customers that custody Shares with the Participant, after receipt from the Funds or the Distributor of sufficient quantities to allow mailing thereof to such customers. The Distributor agrees that the names and addresses and other information concerning Participant’s customers are and shall remain the sole property of the Participant and none of the Distributor, the Trust or any of their respective affiliates shall use such names, addresses or other information concerning Participant’s customers for any purpose except in connection with the performance of their duties and responsibilities hereunder and except for servicing and informational mailings described in this clause (b) of Section 6, or as may otherwise be required by applicable law.
(c)    The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.
(d)    The Participant represents that it has policies, procedures and internal controls in place that are reasonably designed to comply with applicable anti-money laundering laws and regulations, including applicable provisions of the USA Patriot Act of 2001 and the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control. To the extent required and permissible by applicable law, rule or regulation, the Participant will cooperate with and provide assistance to the Trust and the Distributor, which may include providing the Trust and Distributor with additional information regarding transactions in Shares when required to do so under applicable law, rule, court order or by an administrative or regulatory entity. Notwithstanding anything in the foregoing to the contrary, the Participant’s obligations under this clause (d) shall be subject to any privacy or other duties the Participant may have to its customers arising under federal or state securities laws.

November 2019

(e)    The Participant represents that from time to time it may be a Beneficial Owner (as that term is defined in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) of Shares. To the extent that it is a Beneficial Owner of Shares, the Participant agrees to irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Shares. The Distributor, as attorney and proxy for the Participant under this Section 6(e), (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees or substitute attorneys.
7.    PARTICIPANT REPRESENTATIONS.
(a)    The Participant represents, warrants and agrees that it will not make, in connection with any sale or solicitation of a sale of Shares, any representations concerning the Funds, the Creation Units or the Shares other than those consistent with the Trust’s then current Prospectus or any promotional or sales literature furnished to the Participant by the Distributor or the Trust, or any such materials permitted by clause (b) of this Section 7.
(b)    The Participant agrees not to furnish or cause to be furnished by Participant or its employees to any person or display or publish any information or materials relating to the Funds (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, but not including any materials prepared and used for Participant’s internal use only or brokerage communications prepared by Participant in the normal course of its business and consistent with the Trust’s then current Prospectus and in accordance with applicable laws and regulations) (“Marketing Materials”), except such Marketing Materials as may be furnished to the Participant by the Distributor or the Trust and such other Marketing Materials as are consistent with the Trust’s then current Prospectus and have been approved by the Distributor in writing prior to use; provided that such Marketing Materials clearly indicate that such Marketing Materials are prepared and distributed by Participant. All Marketing Materials prepared by the Participant shall be filed with FINRA or the SEC, as applicable, by the Participant (if such filing is required by applicable FINRA or SEC rules), and shall comply with all applicable rules and regulations of FINRA and the SEC.
(c)    The Participant understands that the Trust will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, which offers redeemable securities, and that any advertising materials will prominently disclose that Shares are redeemable only in Creation Unit size by or through an authorized participant as described in the relevant Fund’s Prospectus. In addition, the Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Fund in Creation Unit aggregations only.
(d)    Notwithstanding anything to the contrary in this Agreement, the Participant and its affiliates may, without the approval of any other party, prepare and circulate in the regular course of their businesses research, reports and other similar materials that include information, opinions or recommendations relating to Trust Shares; provided that such materials comply with applicable FINRA and SEC rules.
8.    TITLE TO SECURITIES: RESTRICTED SHARES. The Participant represents on behalf of itself and any party for which it acts that upon delivery of a portfolio of Deposit Securities to the Trust’s custodian, the Trust will acquire good and unencumbered title to such securities, free and clear of all liens,

November 2019

restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a transaction to purchase Shares or (ii) any provision of the Securities Act of 1933, as amended (the “Securities Act”), and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the Securities Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (iii) no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the Securities Act.
9.    SUB-CUSTODIAN ACCOUNT. The Participant understands and agrees that, in the case of each Fund, the Trust has caused the Trust’s custodian, State Street Bank and Trust Company, to maintain with the applicable sub-custodian, if any, for such Fund an account in each relevant foreign jurisdiction to which the Participant shall deliver or cause to be delivered in connection with the creation of a Creation Unit aggregation the Deposit Securities not subject to settlement in the United States and any other applicable cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or “cash in lieu” amount) on behalf of itself or any other party for which it is acting (regardless of its capacity), with any appropriate adjustments as advised by the Trust, in accordance with the terms and conditions applicable to such account in such jurisdiction.
10.    FEES. In connection with the creation or redemption of Creation Units in a Fund, the Transfer Agent shall charge, and the Participant agrees to pay to the Transfer Agent, the Transaction Fees prescribed in the Trust’s Prospectus with respect to such Fund. The Transaction Fees may be waived or otherwise adjusted from time to time subject to the provisions relating thereto and any limitations as prescribed in the Prospectus and/or Attachment A hereto.
11.    AUTHORIZED PERSONS. Concurrently with the execution of this Agreement and as requested from time to time, the Participant shall deliver to the Distributor and the Transfer Agent, executed by a duly authorized person, a certificate setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each, an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Distributor and the Transfer Agent of a superseding certificate bearing a subsequent date. The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by both the Distributor and the Transfer Agent. The Transfer Agent and Distributor shall assume that all instructions issued to them using a PIN Number have been properly placed by an Authorized Person. Neither the Distributor nor the Transfer Agent shall have any obligation to verify that an order is being placed by an Authorized Person.
12.    REDEMPTION. The Participant represents and warrants that it or its client, as the case may be, will not obtain a Submission Number (as defined in Attachment A) from the Transfer Agent for the purpose of redeeming a Creation Unit unless it (a) owns or has the right or authority to tender for redemption the requisite number of Trust Shares of any Fund to be redeemed and (b) such Trust Shares have not been loaned or pledged to another party nor are the subject of a repurchase agreement, securities lending agreement or such other arrangement which, under the circumstances, would preclude the delivery of such Trust Shares to the Transfer Agent in accordance with the Prospectus or otherwise required by the Trust.

November 2019

13.    BENEFICIAL OWNERSHIP. The Participant represents and warrants to the Distributor, the Transfer Agent and the Trust that (i) it does not hold 80 percent (80%) or more of outstanding Trust Shares of such Fund or (ii) if it does hold 80 percent (80%) or more of outstanding Trust Shares of such Fund that such a circumstance would not cause the Trust to have a basis in the Deposit Securities deposited with the Trust different from the fair market value of such Deposit Securities on the date of such deposit, pursuant to Section 351 of the Internal Revenue Code of 1986, as amended. The Transfer Agent may request information from the Participant regarding Trust Share ownership to the extent necessary to make a determination regarding ownership of 80 percent (80%) or more of outstanding Trust Shares of any Fund by a Beneficial Owner as a condition to the acceptance of a Portfolio Deposit.
14.    INDEMNIFICATION. This Section 14 shall survive the termination of this Agreement.
(a)    The Participant hereby agrees to indemnify and hold harmless the Distributor in its capacity as principal underwriter, the Trust, the Transfer Agent, their respective affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each an “Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, Shares, except that the Participant shall not be required to indemnify an Indemnified Party to the extent that such failure was caused by Participant’s adherence to instructions given or representations made by the Distributor, the Transfer Agent or any Indemnified Party, as applicable; or (iv) actions of such Indemnified Party in reasonable reliance upon any instructions issued in accordance with Attachment A (as it may be amended from time to time) and reasonably believed by the Distributor or the Transfer Agent, as applicable, to be genuine and to have been given by the Participant. With respect to (i) through (iii) above, Indemnified Party’s failure to promptly acknowledge Participant’s breach of, failure to perform or failure to comply with, the terms of this Agreement shall not negate the foregoing indemnification.
(b)    The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each an “Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Distributor of the Funds, (iv) any untrue statements or omissions made in any promotional material or sales literature furnished to the Participant or otherwise approved in writing by the Trust or the Fund, (v) actions of such Indemnified Party in reasonable reliance upon any instructions issued in accordance with Attachment A (as it may be amended from time to time) and reasonably believed by the Participant to be genuine and to have been given by the Distributor, the Trust or the Fund; or (vi) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any Prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

November 2019

With respect to (i) through (iv) and (vi) above, Indemnified Party’s failure to promptly acknowledge any omission or untrue statement contained in such promotional material, sales literature, Prospectus or registration statement or Distributor’s breach of, failure to perform or failure to comply with, the terms of this Agreement shall not negate the foregoing indemnification.
(c)    Except to the extent that the Transfer Agent is to be indemnified as provided in this Section 14, no party to this Agreement shall be liable to the other party or to any other person for any damages arising out of mistakes or errors in data provided to such Indemnified Party by a third party, or out of interruptions or delays of electronic means of communications with the Indemnified Parties.
15.    LIMITATION OF LIABILITY.
(a)    The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein as related to the Distributor and as set forth in the Transfer Agency Agreement as between the Trust and the Transfer Agent, or expressly incorporated herein by reference, and no implied covenants or obligations shall be applied against the Distributor or the Transfer Agent.
(b)    Except as otherwise provided herein, in the absence of bad faith, gross negligence or reckless or willful misconduct on its part, neither the Distributor nor the Transfer Agent shall be liable for any action taken, suffered or omitted or for any error of judgment made by either of them in the performance of their respective duties hereunder. Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. Except as otherwise provided in this Agreement, in no event shall the Distributor or the Transfer Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor or the Transfer Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.
(c)    Neither the Distributor nor the Transfer Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.
(d)    In the absence of bad faith, gross negligence or willful misconduct, the Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine and given by a party authorized hereunder to give such instructions.
(e)    The Transfer Agent may consult with counsel of its choice (provided such selection is made with reasonable care) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

November 2019

(f)    The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.
(g)    The Distributor and the Transfer Agent may perform their duties and exercise their rights hereunder as related to the Distributor and as set forth in the Transfer Agency Agreement as between the Trust and the Transfer Agent either directly or by or through agents or attorneys.
(h)    The provisions of this Section 15 shall not limit the scope of the indemnification set forth in Section 14(b).
16.    TRUST; DIRECT PROCEEDING AGAINST PARTICIPANT. The Participant and the Distributor understand and agree that the Trust is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.
17.    ACKNOWLEDGMENT. The Participant acknowledges receipt of the Trust’s Prospectus and represents it has reviewed such document and understands the terms thereof.
18.    NOTICES. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Transfer Agent shall be given or sent as follows: State Street Bank and Trust Company, PO Box 5049, Boston, MA 02206, Attn.: ETF Service Group. All notices to the Trust shall be given or sent as follows: VanEck Vectors ETF Trust, in care of State Street Bank and Trust Company, PO Box 5049, Boston, MA 02206, Attn.: ETF Service Group. All notices to the Participant, the Transfer Agent, and the Distributor, as applicable, shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party, except in the case of communications by the Distributor or Transfer Agent to the Participant during the order creation or redemption process as detailed in Attachment A to this Agreement, especially the Distributor’s or Transfer Agent’s attempt to contact an Authorized Person of the Participant with respect to, among other things, ambiguous instructions, the suspension or cancellation of an order as discussed in Attachment A, Distributor and Transfer Agent agree to contact a representative of the ETF Trading Desk of the Participant.
19.    TERMINATION; INTERPRETATION; ENTIRE AGREEMENT; AMENDMENT. This Agreement shall become effective in this form as of the date accepted by the Transfer Agent and may be terminated at any time by any party upon thirty (30) days prior notice to the other parties (i) unless earlier terminated by the Transfer Agent in the event of a breach of this Agreement or the procedures described herein by the Participant or (ii) in the event that the Trust is terminated pursuant to the Trust Agreement. This Agreement supersedes any prior agreement between the parties with respect to the subject matter contained herein. This Agreement may be amended by the Transfer Agent from time to time by the following procedure. The Transfer Agent will mail a copy of the amendment to the Distributor and the Participant. For the purposes of this Agreement, mail will be deemed received by the recipient thereof upon the date that appears on a reasonably acceptable proof of receipt. If neither the Distributor nor the Participant objects in writing to the amendment within ten (10) business days after its receipt, the amendment will become part of this Agreement in accordance with its terms.
Titles and section headings are included solely for convenient reference and are not a part of this Agreement. This Agreement and Attachment A hereto, which is hereby incorporated herein by reference,

November 2019

constitute the entire agreement between the parties regarding the matters contained herein and may be amended or modified only by a written document signed by an authorized representative of each party.
20.    LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS. It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally.
21.    PROSPECTUS AND REPRESENTATIONS. The Distributor will provide to the Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request. The Participant shall, upon reasonable request of the Trust, provide the Trust with sufficient documentation and other evidence that the Participant is providing Prospectuses and, where applicable, product descriptions, to the purchasers of any Shares. The Distributor represents, warrants and agrees that it will notify the Participant when a revised, supplemented or amended Prospectus for any Shares is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to customers. As a general matter, the Distributor will make such revised, supplemented or amended Prospectus available to the Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section 21 when the Participant has received such revised, supplemented or amended Prospectus by email at “____________________,” in printable form, with such number of hard copies to enable the Participant to comply with any obligation it may have to deliver such Prospectus to customers.
22.    COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.
23.    GOVERNING LAW. This Agreement and all transactions hereunder shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court, located in the Borough of Manhattan in such State, in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. Each party hereto each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.
24.    ASSIGNMENT. No party hereto may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other parties, which shall not be unreasonably withheld; provided, that any party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all of its assets or business. Notwithstanding the aforementioned termination provisions, in the event that an entity acquires all or substantially all of Participant’s assets or business, the Distributor or Transfer Agent may elect within a limited period of time not to exceed thirty (30) days from the date upon which such acquisition was publicly announced to immediately terminate this Agreement.
25.    MUTUAL REPRESENTATIONS AND WARRANTIES. Each of the parties hereby represents and warrants to the other parties, that (i) it has all requisite power and authority to execute and

November 2019

deliver this Agreement and to perform its obligations hereunder; (ii) this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general, or by general principles of equity; (iii) its entry into this Agreement and performance of the terms hereof has been duly authorized by it; and (iv) its entry into this Agreement and performance of its obligations hereunder and the transactions and activities contemplated hereby will not breach or conflict with any outstanding obligation, contractual or otherwise, to which it is subject, nor will the same violate any laws, rules or regulations of any governmental, judicial or self-regulatory authority or organization to which it is subject.
24.    SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.
25.    SEVERANCE. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations, or expectations of the parties to this Agreement.
26.    NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

[signatures to follow]

November 2019

IN WITNESS WHEREOF, the duly authorized representatives of the below parties hereto cause this participant agreement to be executed as of this ___ day of ______________, 20___.

VAN ECK SECURITIES CORPORATION
BY:    _______________________________
NAME:    _______________________________
TITLE:    _______________________________
ADDRESS:    666 Third Avenue, 9th Floor ________
New York, New York 10017
_______________________________
TELEPHONE:    (212) 293-2000
FACSIMILE:    _______________________________

PARTICIPANT’S NAME
BY:    _______________________________
NAME:    _______________________________
TITLE:    _______________________________
ADDRESS:

TELEPHONE:
With a copy to:
ADDRESS:

TELEPHONE:

November 2019

STATE STREET BANK AND TRUST COMPANY,
AS TRANSFER AGENT
BY:    _______________________________
NAME:    _______________________________
TITLE:    _______________________________
ADDRESS:    _______________________________
_______________________________
TELEPHONE:    _______________________________
FACSIMILE:    _______________________________

November 2019

SCHEDULE I
VanEck Vectors Africa Index ETF
VanEck Vectors Agribusiness ETF
VanEck Vectors AMT-Free 6-8 Year Municipal Index ETF
VanEck Vectors AMT-Free 12-17 Year Municipal Index ETF
VanEck Vectors AMT-Free Intermediate Municipal Index ETF
VanEck Vectors AMT-Free Long Municipal Index ETF
VanEck Vectors AMT-Free Short Municipal Index ETF
VanEck Vectors BDC Income ETF
VanEck Vectors Biotech ETF
VanEck Vectors Brazil Small-Cap ETF
VanEck Vectors CEF Municipal Income ETF
VanEck Vectors ChinaAMC China Bond ETF
VanEck Vectors ChinaAMC CSI 300 ETF
VanEck Vectors ChinaAMC SME-ChiNext ETF
VanEck Vectors Coal ETF
VanEck Vectors Egypt Index ETF
VanEck Vectors Emerging Markets Aggregate Bond ETF
VanEck Vectors Emerging Markets High Yield Bond ETF
VanEck Vectors Environmental Services ETF
VanEck Vectors Fallen Angel High Yield Bond ETF
VanEck Vectors Gaming ETF
VanEck Vectors Gold Miners ETF
VanEck Vectors Green Bond ETF
VanEck Vectors High Income MLP ETF
VanEck Vectors High-Yield Municipal Index ETF
VanEck Vectors India Small-Cap Index ETF
VanEck Vectors Indonesia Index ETF
VanEck Vectors International High Yield Bond ETF
VanEck Vectors Investment Grade Floating Rate ETF
VanEck Vectors Israel ETF
VanEck Vectors J.P. Morgan EM Local Currency Bond ETF
VanEck Vectors Junior Gold Miners ETF
VanEck Vectors Low Carbon Energy ETF
VanEck Vectors Morningstar International Moat ETF
VanEck Vectors Morningstar Wide Moat ETF
VanEck Vectors Mortgage REIT Income ETF
VanEck Vectors Natural Resources ETF
VanEck Vectors Oil Refiners ETF
VanEck Vectors Oil Services ETF
VanEck Vectors Pharmaceutical ETF
VanEck Vectors Preferred Securities ex Financials ETF
VanEck Vectors Rare Earth/Strategic Metals ETF
VanEck Vectors Retail ETF
VanEck Vectors Russia ETF
VanEck Vectors Russia Small-Cap ETF
VanEck Vectors Semiconductor ETF
VanEck Vectors Short High-Yield Municipal Index ETF

November 2019

VanEck Vectors Steel ETF
VanEck Vectors Unconventional Oil & Gas ETF
VanEck Vectors Uranium + Nuclear Energy ETF
VanEck Vectors Vietnam ETF

November 2019

ATTACHMENT A

This document supplements the Prospectus with respect to the procedures to be used by (i) the Transfer Agent and Distributor in processing orders for the purchase of Creation Units of a Fund (“Creation Orders”) and (ii) the Transfer Agent in processing orders redeeming Creation units of a Fund (“Redemption Orders,” and together with Creation Orders, “Orders”).

A Participant is required to have signed the Participant Agreement. Upon acceptance by the Trusts of the Participant Agreement, the Transfer Agent or Distributor, as the case may be, will assign a personal identification number (“PIN”) to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place an order with respect to Creation Units.

TO PLACE AN ORDER FOR PURCHASE OR REDEMPTION OF CREATION UNITS

1.	Orders by Telephone.
a. Submission Number. Call to Receive a Submission Number. An Authorized Person for the Participant will call the telephone representative at the number listed on the applicable Fund’s order form (“Order Form”) not later than the cut-off time for placing Orders with the applicable Fund as set forth in the Order Form (the “Order Cut-Off Time”) to receive a Submission Number. Non-standard Orders generally must be arranged with a Trust in advance of Order placement. The Order Form (as may be revised from time to time) is incorporated into and made a part of this Agreement.

Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN) and the terms of the Order, the telephone representative will issue a unique Submission Number. All Orders with respect to the purchase or redemption of Creation Units are required to be in writing and accompanied by the designated Submission Number. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the Order Cut-Off Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE ORDER CUT-OFF TIME WILL NOT BE ACCEPTED.

NOTE THAT THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS VIA THE ORDER FORM CONTAINING THE DESIGNATED SUBMISSION NUMBER, AUTHORIZED INDIVIDUALS’ SIGNATURES AND TRANSMITTED BY FACSIMILE.

b. Place the Order. A Submission Number is only valid for a limited time. The Order Form for purchase or redemption of Creation Units must be sent by facsimile to the telephone representative within 20 minutes of the issuance of the Submission Number. In the event that the Order Form is not received within such time period, the telephone representative will attempt to contact the Participant to request immediate transmission of the Order. Unless the Order Form is received by the telephone representative upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time, the Order will be deemed invalid.

November 2019

c. Await Receipt of Confirmation.

(i)
Clearing Process. The Distributor (in the case of purchases) or the Transfer Agent (in the case of redemptions) shall issue a confirmation of Order acceptance within approximately 15 minutes of its receipt of an Order Form received in good form. In the event the Participant does not receive a timely confirmation from the Distributor or the Transfer Agent, it should contact the telephone representative at the business number indicated.

(ii)
Outside the Clearing Process. In lieu of receiving a confirmation of Order acceptance, the DTC Participant will receive an acknowledgment of Order acceptance. The DTC Participant shall deliver on settlement date the Deposit Securities and/or cash (in the case of purchases) or the Creation Unit size aggregation of Shares on trade date plus one (in the case of redemptions) to the applicable Trust through DTC. The Trust shall settle the transaction on the prescribed settlement date.

d. Ambiguous Instructions. In the event that an Order Form contains terms that differ from the information provided in the telephone call at the time of issuance of the Submission Number, the telephone representative will attempt to contact the Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order Form then the Order will be accepted and processed. If an Authorized Person contradicts its terms, the Order will be deemed invalid and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time. If the telephone representative is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with the terms of the Order Form notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order Form contains terms that are illegible, as determined in the sole discretion of the Transfer Agent or Distributor (in the case of a Creation Order) or the Transfer Agent (in the case of a Redemption Order), the Order will be deemed invalid and will not be processed. A telephone representative will attempt to contact the Participant to request retransmission of the Order Form, and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time.

2.	Election to Place Orders by Internet.
a. General. Notwithstanding the foregoing provisions, Orders may be submitted through the Internet (“Web Order Site” or “Fund Connect”), but must be done so in accordance with the terms of this Agreement, the Prospectus, the Web Order Site, the State Street Fund Connect Buy-Side User Agreement (which must be separately entered into by the Participant) (the “Fund Connect Agreement”) and the applicable Fund Connect User Guide (or any successor documents). To the extent that any provision of this Agreement is inconsistent with any provision of any Fund Connect Agreement, the Fund Connect Agreement shall control with respect to State Street’s provision of the Web Order Site; provided, however, it is not the intention of the parties to otherwise modify the rights, duties and obligations of the parties under the Agreement, which shall remain in full force and effect until otherwise expressly modified or terminated in accordance with its terms. Notwithstanding the forgoing, the Participant acknowledges that references to the applicable Fund Connect User Guide (or any successor documents) contained herein are for instructional purposes only, and such Fund Connect User Guide (or any successor documents) does not contain any

November 2019

additional representations, warranties or obligations by the Trusts, the Transfer Agent, the Distributor or their respective agents.

b. Certain Acknowledgements. The Participant acknowledges and agrees (i) that the Trusts, the Transfer Agent, the Distributor and their respective agents may elect to review any Order placed through the Web Order Site manually before it is executed and that such manual review may result in a delay in execution of such Order; (ii) that during periods of heavy market activity or other times, it may be difficult to place Orders via the Web Order Site and the Participant may place Orders as otherwise set forth in Attachment A; and (iii) that any transaction information, content, or data downloaded or otherwise obtained through the use of the Web Order Site are done at the Participant’s own discretion and risk.

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE FUND CONNECT AGREEMENT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE WEB ORDER SITE IS PROVIDED “AS IS,” “AS AVAILABLE” WITH ALL FAULTS AND WITHOUT ANY WARRANTY OF ANY KIND. SPECIFICALLY, WITHOUT LIMITING THE FOREGOING, ALL WARRANTIES, CONDITIONS, OTHER CONTRACTUAL TERMS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE WEB ORDER SITE, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY THE TRUSTS, THE TRANSFER AGENT, THE DISTRIBUTOR OR THEIR RESPECTIVE AGENTS, AFFILIATES, LICENSORS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO AS TO TITLE, SATISFACTORY QUALITY, ACCURACY, COMPLETENESS, UNINTERRUPTED USE, NON-INFRINGEMENT, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES, CONDITIONS AND OTHER CONTRACTUAL TERMS ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

c. Election to Terminate Placing Orders by Internet. The Participant may elect at any time to discontinue placing Orders through the Web Order Site without providing notice under the Agreement.

3.
Acknowledgment Regarding Telephone and Internet Transactions. During periods of heavy market activity or other times, the Participant acknowledges it may be difficult to reach the Trusts by telephone or to transact business over the Internet via the Web Order Site. Technological irregularities may also make the use of the Internet and Web Order Site slow or unavailable at times. The Trusts may terminate the receipt of redemption or exchange Orders by telephone or the Internet at any time, in which case you may redeem or exchange Shares by other means.

4.
Purchase of Creation Units Without Receipt of Deposit Securities.     Creation Units of the Fund may be purchased in advance of receipt by the applicable Trust of all or a portion of the applicable Deposit Securities, provided that the Participant deposits an initial deposit of cash with such Trust having a value greater than the net asset value of the Shares on the date the Order is placed in proper form. In addition to available Deposit Securities and cash that generally comprise a Creation Unit, cash must be deposited in an amount equal to 115% of the market value of any undelivered Deposit Securities (the “Additional Cash Deposit”) for VanEck Vectors ETF Trust. The Order shall be deemed to be received on the Business Day on which the Order is placed provided that the Order

November 2019

is placed in proper form prior to Order Cut-Off Time on such date and cash in the appropriate amount is deposited with the Custodian by 1:00 p.m. Eastern Time or such other time as designated by the Custodian on settlement date. If the Order is not placed in proper form by Order Cut-Off Time or federal funds in the appropriate amount are not received by 1:00 p.m. Eastern Time on settlement date, then the Order may be deemed to be rejected and the Participant shall be liable to the applicable Trust for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the applicable Trust, pending delivery of the missing Deposit Securities to the extent necessary to maintain an amount of cash on deposit at least equal to 115% of the daily marked to market value of the missing Deposit Securities for VanEck Vectors ETF Trust, respectively. In the event that additional cash is not paid, such Trust may use the cash on deposit to purchase the missing Deposit Securities. The Participant will be liable to the applicable Trust for the costs incurred by such Trust in connection with any such purchases and the Participant shall be liable to the Trust for any shortfall between the cost to the Trust of purchasing any missing Deposit Securities and the value of the collateral. These costs will be deemed to include the amount by which the actual purchase price of the Deposit Securities exceeds the market value of such Deposit Securities on the day the Creation Order was deemed received by the Distributor plus the brokerage and related transaction costs associated with such purchases. The applicable Trust will return any unused portion of the Additional Cash Deposit once all of the missing Deposit Securities have been properly received by the Custodian or purchased by the Trust and deposited into the Trust. The applicable Trust shall charge and the Participant agrees to pay to the Trust the Transaction Fee and any additional fees prescribed in the Prospectus. The delivery of Creation Units of the Fund so created will occur no later than the prescribed settlement date following the day on which the Creation Order is deemed received by the Distributor.

ATTACHMENT B

AUTHORIZED PERSONS

VANECK VECTORS ETF TRUST

The following individuals are Authorized Persons pursuant to Section 11 of the Participant Agreement among Van Eck Securities Corporation (the “Distributor”), State Street Bank and Trust Company (the “Transfer Agent”) and

Participant Name                NSCC #

November 2019

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(2)	E-MAIL ADDRESS(2)	CITY OF BIRTH(2)

Date:

Certified By (Signature):

Print Name:

Title:

(1)	Required information.

(2)	Required information to use the Web Order Site.